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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-87013, 333-104321 and 333-111751 on Form S-8 of The Sports Authority, Inc. of our reports dated March 22, 2006, relating to the consolidated financial statements of The Sports Authority Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Sports Authority Inc. for the year ended January 28, 2006.

DELOITTE & TOUCHE LLP

Denver, Colorado
March 22, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM